As filed with the Securities and Exchange Commission on July 12, 2019

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NUVECTRA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	30-0513847
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
5830 Granite Parkway, Suite 1100 Plano, Texas 75024
(214) 474-3103

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jennifer J. Kosharek

Vice President, Controller, Principal Accounting Officer and Interim Chief Financial Officer

Nuvectra Corporation

5830 Granite Parkway, Suite 1100

Plano, Texas 75024

(214) 474-3103

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Melissa G. Beare

Executive Vice President, General Counsel and Corporate Secretary

Nuvectra Corporation

5830 Granite Parkway, Suite 1100

Plano, Texas 75024

(214) 474-3103

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (1)(2)	Proposed maximum aggregate offering price (1)(2)(3)	Amount of registration fee (1)(4)
Common Stock, par value $0.001 per share	–	–	–	–
Preferred Stock, par value $0.001 per share	–	–	–	–
Debt Securities	–	–	–	–
Depositary Shares	–	–	–	–
Warrants	–	–	–	–
Rights	–	–	–	–
Purchase Contracts	–	–	–	–
Units	–	–	–	–
Total	–	–	$100,000,000	$12,120

(1)

There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate amount of depositary shares, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, such indeterminate number of rights to purchase common stock, preferred stock or warrants, and such indeterminate number of purchase contracts and units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(4)

Pursuant to Rule 457(o) under the Securities Act, the registration fee is calculated based upon the maximum aggregate offering price of all securities being registered. The registrant previously paid registration fees of $12,250 pursuant to its registration statement on Form S-3 filed with the Securities and Exchange Commission on October 5, 2017 (No. 333-220834) (the “Prior Registration Statement”) under which $602.86 of securities remain unsold. Accordingly, $602.86 will be used to offset a portion of the registration fee payable pursuant to this registration statement in accordance with Rule 457(p) under the Securities Act, resulting in net registration fee of $11,517.14 due by the registrant. The unsold securities under the Prior Registration Statement will be deemed deregistered upon the filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains the following documents:

●

a base prospectus, which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $100,000,000 of the registrant’s common stock, preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units from time to time in one or more offerings; and

●

an “at the market” equity distribution agreement prospectus, which covers the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of $25,000,000 of the registrant’s common stock that may be issued and sold from time to time under an equity distribution agreement with Piper Jaffray & Co.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The equity distribution agreement prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold by the registrant under the equity distribution agreement prospectus is included in the $100,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the equity distribution agreement with Piper Jaffray & Co., any portion of the $25,000,000 included in the equity distribution agreement prospectus that is not sold pursuant to the equity distribution agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement. If no shares are sold under the equity distribution agreement, the full $25,000,000 of securities may be sold in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Subject To Completion, Dated July 12, 2019

Prospectus

$100,000,000

NUVECTRA CORPORATION

Common Stock
Preferred Stock

Debt Securities

Depositary Shares

Warrants

Rights

Purchase Contracts

Units

We may offer and issue from time to time together or separately in one or more offerings the following securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of any such offer:

●	common stock, par value $0.001 per share;

●	preferred stock, par value $0.001 per share, in one or more series, which may be convertible into or exchangeable for common stock;

●

debt securities consisting of senior notes, subordinated notes, debentures or other unsecured evidences of indebtedness, in one or more series, which may be convertible into or exchangeable for preferred stock or common stock;

●	depositary shares representing an interest in a fractional share or multiple shares of our preferred stock;

●	warrants to purchase common stock, preferred stock or debt securities, which may be convertible into or exchangeable for common stock, preferred stock or debt securities;

●	rights to purchase common stock, preferred stock or warrants, which may be convertible into or exchangeable for our common stock, preferred stock or warrants;

●	purchase contracts; and

●	units that include any of these securities.

The aggregate amount of the securities offered by us under this prospectus will not exceed $100,000,000. When we decide to sell particular securities, we will provide you with the specific terms and the public offering price of the securities we are then offering in one or more prospectus supplements to this prospectus. This prospectus provides a general description of the securities that we may offer. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities. The prospectus supplement may add to, change, update or supersede information contained in this prospectus. The prospectus supplement may also contain important information about U.S. Federal income tax consequences. You should read this prospectus, together with any applicable prospectus supplement and information incorporated by reference in this prospectus and any applicable prospectus supplement, carefully before you decide to invest.

Our common stock, par value $0.001 per share, is listed on the Nasdaq Global Market and trades under the ticker symbol “NVTR.” On July 9, 2019, the last reported sale price of our common stock on the Nasdaq Global Market was $2.83 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

These securities may be sold directly by us, to or through underwriters or dealers, through agents designated from time to time, through a combination of these methods, or through any other method permitted by law on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names, any fees, commissions and discounts payable to them, and the nature of our arrangement with them in a prospectus supplement. The net proceeds we expect to receive from any such sale, and the contemplated use thereof, will also be included in a prospectus supplement.

The address of our principal executive offices is 5830 Granite Parkway, Suite 1100, Plano, Texas 75024. Our phone number is (214) 474-3103.

Investing in our securities involves risks. You should carefully consider the section of this prospectus entitled “Risk Factors” and the “Risk Factors” section contained in the applicable prospectus supplement and in the documents incorporated by reference in this prospectus before you make an investment in our securities.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be eligible for reduced public company reporting requirements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is           , 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities under this shelf registration, we will provide a prospectus supplement (which term includes, as applicable, the “at the market” equity distribution agreement prospectus filed with the registration statement of which this prospectus forms a part) that will contain specific information about the terms of that offering. The prospectus supplement may also add, change, update or supersede the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read the prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Available Information,” before investing in any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus and any supplement to this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”

You should not assume that the information in this prospectus and any prospectus supplement is accurate as of any date other than the date of the document containing the information. Our business, financial condition, results of operations and prospects may have changed since then.

Unless otherwise indicated, all references in this prospectus to “Nuvectra,” the “Company,” “we,” “us,” and “our” mean Nuvectra Corporation. In this prospectus, we sometimes refer to the common stock, preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts and units collectively as the “securities.”

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included in or incorporated by reference into this prospectus and any prospectus supplement, you should carefully consider the risk factors in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For more information, see the section entitled “Available Information” and “Incorporation of Certain Information By Reference.” These risks, and additional risks not known to us or that we currently believe are immaterial, could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment.

Use of Proceeds

While detailed information regarding the use of proceeds from the sale of our securities will be described in the applicable prospectus supplement, we will have broad discretion over the use of the net proceeds from an offering of our securities. Because of the number and variability of factors that will determine our use of such proceeds, the Company’s ultimate use might vary substantially from its planned use. You may not agree with how we allocate or spend the proceeds from an offering of our securities. We may pursue acquisitions, collaborations or other opportunities that do not result in an increase in the market value of our securities, including the market value of our common stock, and that may increase our losses.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the other materials we file with the SEC may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as, but not limited to: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “target,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “can,” “continue,” “could,” “should,” “would,” “will,” and similar expressions or references to future periods. The matters discussed in these forward-looking statements are based on the current plans and expectations of our management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all important factors on our business or the extent to which any factor, or combination of such factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus, any applicable prospectus supplement and the documents that we incorporate by reference in each, may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Some of the important factors that could cause actual results to differ from our expectations include regional, national or global political, economic, business, competitive, market and regulatory conditions and the other important factors included in the section entitled “Risk Factors” in this prospectus and any prospectus supplement as well as in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus, any applicable prospectus supplement or the documents that we incorporate by reference in each, whether as a result of any new information, future events, changed circumstances or otherwise.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. In light of these risks, uncertainties and assumptions, the events anticipated by our forward-looking statements may not occur, and you should not place any undue reliance on any of our forward-looking statements. Our forward-looking statements speak only as of the date made.

NUVECTRA CORPORATION

We are a neurostimulation medical device company focused on the development and commercialization of our neurostimulation technology platform with a broad range of applications for the treatment of various disorders through stimulation of tissues associated with the nervous system. Our neurostimulation technology platform has the potential to provide treatment to patients in several established neurostimulation markets, including spinal cord stimulation, sacral neuromodulation, deep brain stimulation, and other emerging neurostimulation markets.

Our mission is to help physicians improve the lives of people with chronic conditions through life-enhancing products and services.

Our corporate office is located at 5830 Granite Parkway, Suite 1100, Plano, Texas 75024. Our phone number is (214) 474-3103 and our website address is www.nuvectramed.com. Information contained on our website does not constitute part of this prospectus or any prospectus supplement.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities that may be offered under this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. For further information about us and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly, and current reports and proxy statements. Our public filings with the SEC are available to the public on the SEC’s Internet website at www.sec.gov. Our Internet website address is www.nuvectramed.com. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus or any prospectus supplement.

We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus (i) the documents listed below, (ii) any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act following the date of this prospectus and prior to the termination or completion of all offerings covered by this prospectus and any prospectus supplement, and (iii) any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, in each case other than information furnished to the SEC (including information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit), which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 4, 2019;

●

the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2019 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2018;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 1, 2019;

●

our Current Reports on Form 8-K, filed with the SEC on January 7, 2019 (except for Item 2.02 and Exhibit 99.2), January 29, 2019, February 5, 2019 (as amended on March 1, 2019), March 25, 2019, April 26, 2019, May 16, 2019, May 24, 2019, June 11, 2019, June 18, 2019 and June 28, 2019; and

●

the description of our common stock contained in the sections entitled “The Spin-Off,” “Listing and Trading of our Common Stock,” and “Dividend Policy” in Exhibit 99.1 of our Registration Statement on Form 10 (Registration No. 333-33379), filed with the SEC on July 30, 2015, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

Nuvectra Corporation

5830 Granite Parkway, Suite 1100,

Plano, Texas 75024

(214) 474-3103

Attention: Corporate Secretary

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities covered by this prospectus as set forth in the applicable prospectus supplement.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. Any prospectus supplement may add, change, update or supersede the information contained in this prospectus. The prospectus supplement will also contain information, where applicable, about material U.S. Federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Available Information” above.

To the extent the information contained in the prospectus supplement differs from the summaries provided in this prospectus, you should rely on the information in the prospectus supplement.

We may from time to time offer to sell together or separately in one or more offerings:

●	common stock, par value $0.001 per share;

●	preferred stock, par value $0.001 per share, in one or more series, which may be convertible into or exchangeable for common stock;

●

debt securities consisting of senior notes, subordinated notes, debentures or other unsecured evidences of indebtedness, in one or more series, which may be convertible into or exchangeable for preferred stock or common stock;

●	depositary shares representing an interest in a fractional share or multiple shares of our preferred stock;

●	warrants to purchase common stock, preferred stock or debt securities, which may be convertible into or exchangeable for common stock, preferred stock or debt securities;

●	rights to purchase common stock, preferred stock or warrants, which may be convertible into or exchangeable for our common stock, preferred stock or warrants;

●	purchase contracts; and

●	units that include any of these securities.

DESCRIPTION OF CAPITAL STOCK

The following description of capital stock is a summary description of the rights of our common stock and preferred stock and related provisions of our certificate of incorporation and our bylaws, and is qualified in its entirety by reference to our certificate of incorporation and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capitalization

As of June 30, 2019 our authorized capital stock consisted of 100,000,000 shares of common stock, par value $0.001 per share, of which 17,885,297 shares were issued and outstanding, and 20,000,000 shares of preferred stock, par value $0.001 per share, of which no shares were issued and outstanding.

Common Stock

Subject to the provisions of our certificate of incorporation and limitations prescribed by law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, we may issue our common stock from time to time upon such terms and for such consideration as may be determined by our Board of Directors. Generally, the issuance of common stock, up to the aggregate amounts authorized by our certificate of incorporation and any limitations prescribed by law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, will not require approval of our stockholders.

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters to be voted on by stockholders generally, including the election of directors. There are no cumulative voting rights for the election of directors.

Dividend Rights. The holders of our common stock are entitled to receive dividends (payable in cash, stock or otherwise), subject to any rights and preferences of any outstanding shares of our preferred stock, but only when and as declared by our Board of Directors in its sole discretion, and out of funds legally available for dividend payments.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of our Company, after payment or provision for payment of all debts and liabilities of our Company and all preferential amounts to which holders of any outstanding class or series of our preferred stock may be entitled, the holders of our common stock shall be entitled to share ratably in the remaining assets of our Company available for distribution.

Other Matters. Our common stock carries no preemptive or other subscription rights to purchase shares of our capital stock and is not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

Our common stock is listed on the Nasdaq Global Market and trades under the ticker symbol “NVTR.” Our transfer agent and registrar is Computershare Trust Company, N.A.

The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock.

Preferred Stock

Subject to the provisions of our certificate of incorporation and limitations prescribed by law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, we may issue our preferred stock in one or more series from time to time upon such terms and for such consideration as may be determined by our Board of Directors. Generally, the issuance of preferred stock, up to the aggregate amounts authorized by our certificate of incorporation and any limitations prescribed by law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, will not require approval of our stockholders. Our Board of Directors has the authority to determine the number of shares of, and the rights, preferences and limitations of, each series of preferred stock, including, without limitation, the dividend rights, voting powers, preemptive rights, conversion or exchange rights, redemption rights, and liquidation preferences of any series of preferred stock.

The specific terms of any offering of preferred stock under this prospectus will be described in a prospectus supplement, which may include, without limitation, one or more of the following:

●	the designation, number of shares, seniority and purchase price of such series of preferred stock;

●	any liquidation preferences;

●	any redemption, repayment or sinking fund provisions;

●	any dividend rights, any dividend rate or rates, and the dates and places on which any such dividends will be payable;

●	any voting rights;

●

whether such preferred stock is convertible or exchangeable and, if so, the securities or rights into which such preferred stock is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected, including conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; and

●	any other rights, preferences, privileges, limitations and restrictions of such series of preferred stock.

All shares of preferred stock offered will, when issued, be validly issued, fully paid and nonassessable.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could reduce the relative voting power of holders of our common stock. It could also delay a change in control of us, make it more difficult to remove our directors, and negatively affect any dividend payments or liquidation payments to the holders of our common stock.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws and the Delaware General Corporation Law

Our certificate of incorporation and bylaws and the Delaware General Corporation Law contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are designed to, among other things, discourage coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us to first negotiate with our Board of Directors in hopes of improving the terms of any such takeover bids. However, they also give our Board the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Capital Stock. We have 100,000,000 authorized shares of common stock and 20,000,000 authorized shares of preferred stock. Our authorized but unissued common stock and preferred stock may allow our Board of Directors to discourage or make more difficult any attempt to obtain control of us. If, in the exercise of its fiduciary obligations, our Board of Directors determines that a takeover proposal is not in our best interest, the Board of Directors could issue a portion or all of our unissued shares of common stock without stockholder approval, subject to any limitations prescribed by law or the rules of any stock exchange or automated quotation or system on which our securities may be listed or traded. These shares of common stock could be issued in one or more transactions that might prevent or make the completion of a proposed change of control transaction more difficult or costly by:

●	diluting the voting or other rights of the proposed acquiror or insurgent stockholder group;

●	creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors; or

●	effecting an acquisition that might complicate or preclude the takeover.

Blank Check Preferred Stock. In addition, our certificate of incorporation grants our Board of Directors broad power to establish the rights, preferences and limitations of the authorized and unissued shares of our preferred stock.

For example, our Board of Directors could establish one or more series of preferred stock that entitle holders to:

●	vote separately as a class on any proposed merger or consolidation;

●	cast a proportionately larger vote together with our common stock on any proposed transaction or other voting matter;

●	elect directors having terms of office or voting rights greater than those of our other directors;

●	convert preferred stock into a greater number of shares of our common stock or other securities;

●	demand redemption at a specified price under prescribed circumstances related to a change of control of us; or

●	exercise other rights designed to impede a takeover.

No Stockholder Action by Written Consent; No Special Meetings of Stockholders. Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be taken at an annual or special meeting of stockholders, and may not be taken by the written consent of our stockholders. In addition, our certificate of incorporation provides that special meetings of stockholders may, subject to the rights of holders of any series of preferred stock and unless otherwise prescribed by statute, be called only by our Board of Directors, the Chairman of our Board of Directors or our Chief Executive Officer. These provisions of our certificate of incorporation could delay or discourage our stockholders from approving a proposed change of control transaction or taking other action, and may only be amended or repealed by the affirmative vote of at least 66 2/3% of the voting power of our issued and outstanding shares of stock having the power to vote in the election of directors, voting together as a single class.

Amendment of our Bylaws. Our certificate of incorporation and bylaws grant our Board of Directors the power to adopt, amend and repeal our bylaws upon the affirmative vote of at least a majority of the authorized number of directors. Our stockholders may also adopt, amend or repeal our bylaws by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of stock having the power to vote in the election of directors, voting together as a single class.

Classified Board; Election and Removal of Directors. Our directors are divided into three classes serving staggered three-year terms, with only one class being elected each year by our stockholders. At each annual meeting of stockholders, directors are elected to succeed the class of directors whose terms have expired. The number of directors generally will be fixed, and may be increased or decreased, exclusively by our Board of Directors.

Directors may be removed only for cause and by the affirmative vote of 66 2/3% of the voting power of our issued and outstanding shares of stock having the power to vote at an election of directors, voting together as a single class. A vacancy on our Board of Directors may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, and any director appointed to fill a vacancy serves for the remainder of the term of the class of directors in which the vacancy occurred.

Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors. At least two annual meetings of stockholders generally will be required to change the majority of our board of directors. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors.

Advance Notice Procedures for Director Nominations and Stockholder Proposals. Our bylaws provide the manner in which stockholders may give notice of business to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our Board of Directors. Notice of stockholder proposals and director nominations must be timely given in writing to our Corporate Secretary. For notice to be timely, it must be delivered to, or mailed and received at, our principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. However, if the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered to, or mailed and received at, our principal executive offices not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day that the date of the annual meeting is made public.

With respect to a stockholder proposal, the notice must generally set forth, as to each item of business to be brought before the annual meeting, (i) a description of the proposal, the reasons for conducting such business at the annual meeting and any material interest in such business of each proposing person; (ii) the text of the proposal or business; (iii) a reasonably detailed description of all formal or informal arrangements between or among the stockholder and any other person with respect to the proposal; and (iv) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act.

With respect to director nominations, in addition to the stockholder’s information set forth above the notice must generally set forth, as to each person whom the stockholder proposes to nominate, (a)all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice of a director nomination pursuant to our bylaws if such nominee were the nominating stockholder; (b) all other information relating to such nominee that is required to be disclosed in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act, and (c) a description of all direct or indirect material interest in any material contract or agreement between or among the nominating stockholder, on the one hand, and each proposed nominee, on the other hand, and (d) a completed and signed questionnaire, representation and agreement as set forth in the bylaws.

Our bylaws also specify certain information that the stockholder making the stockholder proposal or director nomination must provide in order for such stockholder's notice to be in proper written form. These procedures may limit the ability of stockholders to bring business before a stockholders meeting, including the nomination of directors.

Delaware Anti-Takeover Law. We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. Section 203 prevents an “interested stockholder” of a publicly-held Delaware corporation, which is defined generally as a person who, together with his or her affiliates and associates, owns 15% or more of a corporation’s outstanding voting stock, from engaging in a broad range of “business combinations” with the corporation for three years after becoming an interested stockholder unless:

●

before the stockholder became interested, the board of directors of the corporation had approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers and shares owned in employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock, which is not owned by the interested stockholder.

A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder.

Section 203 may make it more difficult for an interested stockholder to effect various business combinations with us for a three-year period.

The above description of Section 203 of the Delaware General Corporation Law is intended as a summary only and is qualified in its entirety by reference to Section 203 of the Delaware General Corporation Law.

Limitation of Liability of Directors

As permitted under Delaware General Corporation Law, our certificate of incorporation includes provisions relieving our directors from being personally liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director, except, if required by Delaware law, for liability:

●	for any breach of the duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

●	for unlawful payment of a dividend or unlawful stock purchases or redemptions; and

●	for any transaction from which the director derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

In addition to the indemnification required in our certificate of incorporation and bylaws, we have entered into indemnification agreements with each of our current directors and officers.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may offer from time to time in one or more series. When we offer to sell a particular series of debt securities we will provide the specific terms of the series in a prospectus supplement, which may provide information that is different from this prospectus. Accordingly, for a description of the terms of any series of debt securities, you must refer to this prospectus, the prospectus supplement relating to that series and the related indenture and note. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the applicable prospectus supplement, indenture and note, which will supersede and replace this summary description.

The debt securities will either be our senior debt securities or our subordinated debt securities. The senior debt securities and the subordinated debt securities will be issued under separate indentures between us and a trustee to be named in either such indenture (the “Trustee”). Senior debt securities will be issued under a “senior indenture” and subordinated debt securities will be issued under a “subordinated indenture.” Together, the senior indenture and the subordinated indenture are called the “indentures.”

The following description of our debt securities is intended as a summary only and is qualified in its entirety by reference to the applicable senior indenture, subordinated indenture, senior note and subordinated note, copies of which are filed as exhibits to, and incorporated by reference in, the registration statement of which this prospectus forms a part. In the summary below, we have included references to article or section numbers of the applicable indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular articles or sections or defined terms of the indentures, those articles or sections or defined terms are incorporated by reference herein or therein, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and we refer you to the indentures and the Trust Indenture Act for a statement of such provisions. Capitalized terms used in the below summary have the meanings specified in the indentures.

General

The debt securities will be our direct, unsecured obligations, which may be senior or subordinated and convertible into shares of our common stock or preferred stock. The indentures do not limit the amount of debt securities that we may issue and permit us to issue debt securities from time to time. The prospectus supplement relating to a particular series of debt securities will describe the specific terms of those debt securities and the indenture, which may include, without limitation, one or more of the following:

●	the designation, aggregate principal amount and authorized denominations of the debt securities;

●	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms;

●	any limit on the aggregate principal amount of the debt securities;

●	the dates on which the principal of the debt securities will be payable;

●	the interest rate that the debt securities will bear and the Interest Payment Dates for the debt securities;

●	the places where payments on the debt securities will be payable;

●

any terms upon which the debt securities may be redeemed, in whole or in part, at our option or at the option of the holders of the debt securities and the other detailed terms and provisions of such optional redemption;

●	any conversion or exchange features;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

●	the portion of the principal amount, if less than all, of the debt securities that will be payable upon declaration of acceleration of the Maturity of the debt securities;

●	whether the debt securities are defeasible;

●	any addition to or change in the Events of Default;

●

whether the debt securities are convertible into or exchanged for our other securities (including our capital stock) and, if so, the terms and conditions upon which conversion or exchanges will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion or exchange period;

●	any addition to or change in the covenants in the indenture applicable to the debt securities; and

●	any other terms of the debt securities not inconsistent with the provisions of the applicable indenture (Section 3.01).

Debt securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Special United States Federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States Federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Senior Debt Securities

The senior debt securities will be our direct, unsecured obligations and will constitute senior indebtedness, in each case as defined in the applicable supplemental indenture, ranking on parity with all of our other unsecured and unsubordinated indebtedness.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the subordinated debt securities will, to the extent set forth in the subordinated indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment of all of our senior debt, including the senior debt securities, and it may also be senior in right of payment to all of our subordinated debt (Article 14 of the subordinated indenture). The prospectus supplement relating to any subordinated debt securities will summarize the subordination provisions of the subordinated indenture applicable to that series including:

●

the applicability and effect of the subordination provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

●

the applicability and effect of the subordination provisions in the event of specified defaults with respect to any senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities; and

●

the definition of senior debt applicable to the subordinated debt securities of that series and, if the series is issued on a senior subordinated basis, the definition of subordinated debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of senior debt to which the subordinated debt securities of that series will be subordinated. The subordinated indenture does not limit the amount of senior debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

The failure to make payment on any of the subordinated debt securities by reason of the subordination provisions of the subordinated indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the subordinated debt securities arising from the failure to make such payment.

Denominations, Exchange and Transfer

The debt securities of each series will be issued in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof (Section 3.02).

At the option of the holder, subject to the terms of the applicable indenture and the limitations applicable to any Global Securities, debt securities of each series may be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount (Section 3.05).

Subject to the terms of the applicable indenture and the limitations applicable to any Global Securities, debt securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed, at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement (Section 3.05). We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the debt securities of each series (Section 10.02).

If the debt securities of any series, or of any series and specified tenor, are to be redeemed in part, we will not be required to (i) issue, register the transfer of or exchange any debt securities of that series, or of that series and specified tenor, as the case may be, during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any the debt security being redeemed in part (Section 3.05).

Modification and Waiver

We and the Trustee may, without the consent of the holders of the debt securities, enter into one or more supplemental indentures for, among other things, any of the following purposes:

●	to evidence the succession of another person to us, and the assumption by such successor of our obligations under the applicable indenture and the debt securities;

●	to add covenants by us, or to surrender any of our rights conferred by the applicable indenture, for the benefit of the holders of the debt securities of any and all series;

●	to add Events of Default for the benefit of the holders of the debt securities of any and all series;

●	to establish the form or terms of any series of the debt securities;

●

to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of the debt securities and to add or change any of the provisions of the applicable indenture to provide for or facilitate the administration of the trusts thereunder by more than one Trustee pursuant to the requirements of the applicable indenture;

●

to add to, change or eliminate any of the provisions of the applicable indenture; provided that any such addition, change or elimination shall (a) neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holders of any such debt security with respect to such provision, or (b) become effective only when there is no such debt security Outstanding;

●

to cure any ambiguity, defect or inconsistency in, or make any other provision with respect to questions arising under, the applicable indenture; provided that such action does not adversely affect the interests of the holders of the debt securities thereunder in any material respect; or

●

to supplement any provisions of the applicable indenture necessary to permit or facilitate the defeasance and discharge of any series of the debt securities; provided that such action does not adversely affect the interests of the holders of the debt securities thereunder (Section 9.01).

In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding debt securities of each series affected, we and the Trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing or eliminating any provisions of, the applicable indenture, or modifying in any manner the rights of the holders of the debt securities of any series under the applicable indenture; provided, however, that no such supplemental indenture shall, without the consent of the holders of each Outstanding debt security affected thereby:

●	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any debt security;

●	reduce the principal amount of, or any premium payable upon redemption of or rate of interest on, any debt security;

●	reduce the amount of principal of an Original Issue Discount Security or any other debt security payable upon acceleration of the maturity thereof;

●	change our obligation to maintain an office or agency for payment of any debt securities or the currency in which any debt security is payable;

●

impair the right to institute suit for the enforcement of any payment due on or after the stated maturity of, or the redemption date of, the debt security, or alter the method of computation of interest;

●	reduce the percentage in principal amount of Outstanding debt securities of any series that must consent to a supplemental indenture or any waiver provided for in the applicable indenture;

●

with certain exceptions, modify any of the provisions of the applicable indenture relating to (a) the execution of supplemental indentures with the consent of the holders of the debt securities and (b) waivers of past defaults and covenants by holders of the debt securities; or

●

in the case of a series of subordinated debt securities, modify any of the applicable subordination provisions in a manner adverse to the holders of the subordinated debt securities or any Outstanding senior debt securities (Section 9.02).

The Holders of a majority in principal amount of the Outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable indenture (Section 10.06). The holders of a majority in principal amount of the Outstanding debt securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each Outstanding debt security of such series (Section 5.13).

Each of the indentures provides that in determining whether the holders of the requisite principal amount of the Outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the applicable indenture as of any date:

●

the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of the maturity to such date;

●

if, as of such date, the principal amount payable at the Stated Maturity of a debt security is not determinable, the principal amount of such debt security deemed to be Outstanding as of such date will be the amount determined in the manner prescribed for such debt security; and

●

the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a debt security described in Clause (1) or (2) above, of the amount determined in such Clause).

Certain debt securities, including those owned by us or any of our Affiliates, will not be deemed to be Outstanding (Section 1.01).

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of Outstanding debt securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action under the applicable indenture, in the manner and subject to the limitations provided in the applicable indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by the holders. If a record date is set for any action to be taken by the holders of a particular series, only persons who are holders of Outstanding debt securities of that series on the record date may take such action. To be effective, such action must be taken by the holders of the requisite principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time (Section 1.04).

Events of Default

Except as otherwise set forth in any prospectus supplement relating to any debt securities, an Event of Default with respect to the debt securities of any series is defined in the indentures as:

●	default in the payment of any interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

●	default in the payment of principal of or any premium on the debt securities of such series at its maturity; or

●	default in the deposit of any sinking fund payment, when and as due by the terms of the debt securities of such series; or

●

default in the performance, or breach, of any of our covenants set forth in the applicable indenture (other than a default included in the indenture solely for the benefit of a series other than that series) and continuance of such default or breach for a period of 90 days after due notice by the Trustee or by the holders of at least 25% in principal amount of the Outstanding debt securities of that series; or

●	certain events of bankruptcy, insolvency or reorganization affecting us (Section 5.01).

Any additions, deletions or other changes to the Events of Default which will apply to a series of debt securities will be described in the prospectus supplement relating to such debt securities.

If an Event of Default (other than an Event of Default with respect to us described in Clause (5) above) with respect to the debt securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% in principal amount of the Outstanding debt securities of that series by notice as provided in the applicable indenture may declare the principal amount of all the debt securities of that series (or, if the debt securities of that series are Original Issue Discount Securities, such portion of the principal amount of such debt securities as may be specified by the terms thereof) to be due and payable immediately. If an Event of Default with respect to us described in Clause (5) above with respect to the debt securities of that series at the time Outstanding occurs, the principal amount of all the debt securities of that series (or, if the debt securities of that series are Original Issue Discount Securities, such portion of the principal amount of such debt securities as may be specified by the terms thereof) will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. At any time after such a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the Outstanding debt securities of that series may, under certain circumstances, rescind and annul such declaration (Section 5.02).

Under the indentures, the Trustee must give to the holders of the debt securities of any series notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs. However, except in the case of a default in the payment of principal of or any premium or interest on the debt securities of any series, or default in the payment of any sinking or purchase fund installment with respect to such debt securities, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interests of the holders of the debt securities of such series (Section 6.02).

Subject to the provisions of the indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders have offered to such Trustee reasonable indemnity (Section 6.03). Subject to such provisions for the indemnification of the Trustees, the holders of a majority in principal amount of the Outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series; provided that such direction does not conflict with any rule of law or the applicable indenture and subject to certain other limitations (Section 5.12).

No holder of any debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, unless:

●	such holder has previously given the Trustee under the applicable indenture written notice of a continuing Event of Default with respect to the debt securities of that series;

●	the holders of at least 25% in principal amount of the Outstanding debt securities of that series have made written request to the Trustee to institute proceedings as Trustee;

●	such holder or holders have offered, and if requested, provided to the Trustee reasonable indemnity;

●	the Trustee for 60 days after its receipt of such request has failed to institute such proceeding; and

●	the Trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (Section 5.07).

However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of and any premium and interest on such debt security on or after the applicable due date specified in such debt security (Section 5.08).

We are required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their best knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable indenture and, if so, specifying all such known defaults and the nature and status thereof (Section 10.04).

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any Interest Payment Date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the Regular Record Date for such interest (Section 3.07).

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on debt securities in certificated form may be made by check mailed to the address of the person entitled thereto as such address appears in the debt securities’ register. Unless otherwise indicated in the applicable prospectus supplement, the Corporate Trust Office of the Trustee under the senior indenture in the City of New York will be designated as sole Paying Agent for payments with respect to senior debt securities of each series, and the corporate trust office of the Trustee under the subordinated indenture in the City of New York will be designated as the sole Paying Agent for payment with respect to subordinated debt securities of each series. Any other Paying Agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each place of payment for the debt securities of a particular series (Section 10.02).

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any debt security that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment (Section 10.03).

Consolidation, Merger, Conveyance, Transfer or Lease

We may not consolidate with or merge into any other person, or convey, transfer or lease all or substantially all of our property and assets to another person, unless:

●

the person formed by such consolidation, or into which we are merged, or the person which acquires by conveyance or transfer, or which leases, our properties and assets is a domestic corporation or partnership and expressly assumes the due and punctual payment of the principal of and any premium and interest on all debt securities and the performance of every covenant applicable to be performed by us;

●	immediately after giving effect to such transaction, no Event of Default shall exist and no event which after notice or lapse of time or both, would become an Event of Default; and

●

we deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the forgoing provisions relating to such transaction (Section 8.01).

Satisfaction and Discharge

Each indenture will be discharged and will cease to be of further effect as to all Outstanding debt securities of any series (except for certain surviving rights and obligations) when:

●	either:

o

all Outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

o

all Outstanding debt securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee, and in any case we have deposited with the Trustee as trust funds in an amount sufficient to pay the entire indebtedness of such debt securities not delivered to the Trustee for cancellation, for principal and any premium and interest to the date of deposit or to the Stated Maturity or Redemption Date, as the case may be.

●	we have paid or caused to be paid all other sums payable by us under the applicable indenture with respect to the debt securities of that series; and

●

we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to the satisfaction and discharge of the applicable indenture with respect to the debt securities of that series have been complied with (Section 4.01).

Defeasance and Covenant Defeasance

If the provisions in the applicable indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of any series, we may elect either:

●

defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust (Section 13.02); or

●

covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the applicable indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with our obligations will not constitute an Event of Default with respect to the debt securities (Section 13.03);

in either case upon the irrevocable deposit by us with the applicable Trustee, in trust, of an amount, in currency or currencies or US Government Obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on the debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments (Section 13.04).

A trust will only be permitted to be established if, among other things:

●

we have delivered to the applicable Trustee an Opinion of Counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the Opinion of Counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. Federal income tax law occurring after the date of the applicable indenture;

●	no Event of Default or any event which after notice or lapse of time or both would be an Event of Default has occurred;

●	the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound;

●	certain other provisions set forth in the applicable indenture are met; and

●

we will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with (Section 13.04).

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an Event of Default, the amount of money and US Government Obligations on deposit with the applicable Trustee would be sufficient to pay amounts due on those debt securities at the time of their Stated Maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the Event of Default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York (Section 1.12).

DESCRIPTION OF DEPOSITARY SHARES

Set forth below is a description of the general terms and conditions of the depositary shares that may be offered under this prospectus. The specific terms and conditions of the depositary shares will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update or supersede the terms and conditions of the depositary shares as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement, deposit agreement and depositary receipts.

General

We may elect to offer fractional shares or some multiple of shares of preferred stock, rather than offer whole shares of preferred stock. If we choose to do this, we will issue receipts for depositary shares. Each depositary share will represent a fraction or some multiple of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will select. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $500,000,000. The prospectus supplement relating to a series of depositary shares will state the name and address of the depositary. Unless otherwise provided by the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fraction or multiple of a share of preferred stock underlying the depositary shares, to all the rights and preferences of the preferred stock underlying the depositary shares including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interest in or multiple of shares of the related series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement.

Dividends and other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of the depositary shares owned by the holders on the relevant record date. However, the depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders.

Redemption of Depositary Shares

If a series of the preferred stock underlying the depositary shares is redeemed in whole or in part, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The redemption price for each depositary share will be equal to the applicable fraction or multiple of the redemption price for each share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares relating to the shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionally as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of depositary shares will cease, except the right to receive the money, securities or other property payable upon the redemption and any money, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary how to exercise the voting rights pertaining to the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with these instructions, and we will agree to take all action that the depositary may consider necessary in order to enable the depositary to vote the shares.

Amendment and Termination of Deposit Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment that materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (i) all outstanding depositary shares issued under the agreement have been redeemed, or (ii) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither the depositary nor we will be liable if either of us are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Further, both of us may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

Set forth below is a description of the general terms and conditions of the warrants that may be offered under this prospectus. The specific terms and conditions of the warrants will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update or supersede the terms and conditions of the warrants as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement, warrant agreement and warrant certificate.

General

We may issue warrants for the purchase of our common stock, preferred stock or debt securities. Warrants may be issued independently or together with any of our common stock, preferred stock, debt securities or rights offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as further set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing a series of warrants, will be filed with the SEC in connection with any offering of a particular series of warrants.

Terms of Warrants

The prospectus supplement relating to a particular issue of warrants to purchase our common stock, preferred stock or debt securities will describe the terms of those warrants, which may include, without limitation, one or more of the following:

●	the title or designation of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the currency or currencies, including composite currencies or currency units, in which the exercise price of the warrants may be payable;

●

the designation, aggregate principal amount and terms of the underlying warrant securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrant securities;

●	the price at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

●	whether the warrants will be issued in registered form or bearer form;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of the warrants issued with each such underlying warrant security;

●	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock or preferred stock or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase shares of our common stock or preferred stock or our debt securities, the holder will not have any rights as a holder of shares of our common stock or preferred stock or our debt securities, as the case may be, by virtue of ownership of the warrants.

DESCRIPTION OF RIGHTS

Set forth below is a description of the general terms and conditions of the rights that may be offered under this prospectus. The specific terms and conditions of the rights will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update or supersede the terms and conditions of the rights as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement, rights agent or subscription agent agreement and rights certificate.

General

We may issue rights to purchase common stock, preferred stock or warrants. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights issuance, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights issuance. Rights may be issued independently or together with any of our common stock, preferred stock or debt securities or warrants offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of rights will be issued under a separate rights agent or subscription agent agreement to be entered into between us and a bank or trust company, as rights agent or subscription agent, as applicable, all as further set forth in the prospectus supplement relating to the particular issue of rights. The rights agent or subscription agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights agent or subscription agent agreement, including the form of rights certificate representing a series of rights, will be filed with the SEC in connection with any offering of a particular series of rights.

Terms of Rights

The prospectus supplement relating to a particular issue of rights to purchase our common stock, preferred stock or warrants will describe the terms of those rights, which may include, without limitation, one or more of the following:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of common stock or preferred stock or warrants purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Exercise of Rights

Each right would entitle the holder of the right to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock or preferred stock or warrants being offered. Holders may exercise rights at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised rights will be void. Holders may exercise rights as described in the prospectus supplement relating to the rights being issued. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Until a holder exercises the rights to purchase shares of our common stock or preferred stock or warrants, the holder will not have any rights as a holder of shares of our common stock or preferred stock or warrants, as the case may be, by virtue of ownership of the rights.

DESCRIPTION OF PURCHASE CONTRACTS

Set forth below is a description of the general terms and conditions of the purchase contracts that may be offered under this prospectus. The specific terms and conditions of the purchase contracts will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update or supersede the terms and conditions of the purchase contracts as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement and purchase contract.

General

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of shares of common stock or preferred stock, debt securities, depositary shares, warrants or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of shares of common stock or preferred stock, debt securities, depositary shares, warrants or any combination of the above. The price of the securities subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus securing the holder’s obligations under the purchase contract.

If we issue a purchase contract as part of a unit, the applicable prospectus supplement will state whether the purchase contract will be separable from the other securities in the unit before the purchase contract settlement date. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement, and, in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

Terms

The prospectus supplement relating to a particular issue of purchase contracts will describe the terms of those purchase contracts, which may include, without limitation, one or more of the following:

●

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts; and

●	whether the purchase contracts will be issued in fully registered or global form.

DESCRIPTION OF UNITS

Set forth below is a description of the general terms and conditions of the units that may be offered under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update or supersede the terms and conditions of the units as described in this prospectus. To the extent the information contained in the applicable prospectus supplement differs from the description set forth below, you should rely on the information in the applicable prospectus supplement and unit agreement or indenture.

We may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, depositary shares, warrants or rights or any combination of such securities under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus which may include, without limitation, one or more of the following:

●	the title of the series of units;

●	identification and description of the separate securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the securities comprising the units will be separately transferrable; and

●	any other material terms of the units and the securities comprising such units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and any applicable prospectus supplement pursuant to underwritten public offerings, at-the-market offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through agents, underwriters or dealers, directly to one or more purchasers without using underwriters or agents, or through any other method permitted by applicable law and described in the applicable prospectus supplement. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may designate agents to solicit offers to purchase our securities. We will name any agent involved in offering or selling our securities and disclose any commissions that we will pay to the agent in the applicable prospectus supplement. Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

Agents could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Global Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at-the-market” offering.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price or at varying prices determined at the time of sale. We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement. If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities. The obligations of the underwriters to purchase the securities will be subject to certain conditions contained in the underwriting agreement. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriters will use a prospectus supplement to sell our securities. To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time.

If we use a dealer, we, as principal, will sell our securities to the dealer. The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement. We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. In this case, no underwriters or dealer would be involved. We will describe the terms of any direct sales in the applicable prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation described in the applicable prospectus supplement. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of their business.

Unless otherwise specified in the applicable prospectus supplement, all securities offered under this prospectus will be a new issue of securities with no established trading market, other than the common stock, which is currently listed and traded on the Nasdaq Global Market. We may elect to list any other class or series of securities on a national securities exchange or a foreign securities exchange but are not obligated to do so. Any common stock sold by this prospectus will be listed for trading on the Nasdaq Global Market subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any of the securities.

Any underwriter to whom securities are sold by us for public offering and sale may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve sales by the underwriters of the securities in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These activities may cause the price of the securities to be higher than it would otherwise be. The underwriters will not be obligated to engage in any of the aforementioned transactions and may discontinue such transactions at any time without notice. No underwriter involved in an “at-the-market” distribution as defined in Rule 415 promulgated under the Securities Act, no affiliate of any such underwriter and no person or company acting jointly or in concert with such an underwriter will stabilize the market price of the securities in violation of Rule 104 promulgated under the Securities Act.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Melissa G. Beare, our Executive Vice President, General Counsel and Corporate Secretary. Any underwriters, dealers or agents will be represented by their own legal counsel named in the applicable prospectus supplement.

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$100,000,000

NUVECTRA CORPORATION

Common Stock
Preferred Stock

Debt Securities

Depositary Shares

Warrants

Rights

Purchase Contracts

Units

Prospectus

, 2019

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Subject To Completion, Dated July 12, 2019

Prospectus

NUVECTRA CORPORATION

Up to $25,000,000 in Common Stock

We have entered into an equity distribution agreement, dated July 12, 2019 (the “equity distribution agreement”), with Piper Jaffray & Co. (“Piper Jaffray”) relating to shares of our common stock offered by this prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $25.0 million from time to time through Piper Jaffray, acting as our sales agent.

Our common stock is listed on The Nasdaq Global Market under the symbol “NVTR.” On July 9, 2019, the closing price of our common stock was $2.83 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market equity offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The compensation to Piper Jaffray for sales of common stock sold pursuant to the equity distribution agreement will be an amount equal to 3.0% of the gross proceeds of any shares of common stock sold thereunder.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements under this prospectus and in future filings we make with the Securities and Exchange Commission (the “SEC”).

Investing in our common stock involves risks. You should carefully consider the section of this prospectus entitled “Risk Factors” and in the documents incorporated by reference in this prospectus before you make an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PIPER JAFFRAY

The date of this prospectus is            , 2019

Table of Contents

About this prospectus	S-1
Prospectus Summary	S-2
Risk Factors	S-4
Information Regarding Forward-Looking Statements	S-6
Available Information	S-7
Incorporation of Certain Information by Reference	S-7
Use of Proceeds	S-8
Dilution	S-8
Material U.S. Federal Income Tax Consequences to Non-U.S. Holders	S-9
PLAN OF DISTRIBUTION	S-12
Legal Matters	S-13
Experts	S-13

ABOUT THIS PROSPECTUS

This prospectus and the accompanying base prospectus are part of a registration statement that we filed with the SEC using a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. This prospectus describes the specific terms of this offering and also adds to and updates the information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus and the accompanying base prospectus. The accompanying base prospectus gives more general information, some of which may not apply to this offering. If there is a difference between the information contained in this prospectus and the information contained in the accompanying base prospectus or any document incorporated by reference herein or therein having an earlier date than the date of this prospectus, you should rely on the information in this prospectus. Generally, when we refer to the prospectus, we are referring to this prospectus and the accompanying base prospectus combined, together with the documents incorporated by reference herein or therein.

You should rely only on the information contained or incorporated by reference in this prospectus, in the accompanying base prospectus, or contained in any free writing prospectus with respect to this offering filed by us with the SEC, including the additional information under the captions “Available Information” and “Incorporation of Certain Information by Reference” in this prospectus. We have not, and Piper Jaffray has not, authorized anyone to provide you with different information. You should assume that the information appearing in this prospectus or the accompanying base prospectus and the documents incorporated by reference herein or therein, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the accompanying base prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States (the “U.S.”) who come into possession of this prospectus and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus and the accompanying base prospectus outside the United States. We are not, and Piper Jaffray is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated, all references in this prospectus to “Nuvectra,” the “Company,” “we,” “us,” and “our” mean Nuvectra Corporation.

PROSPECTUS SUMMARY

This summary description about us, our business and this offering highlights selected information contained elsewhere in or incorporated by reference into this prospectus and the accompanying base prospectus. This summary does not contain all of the information you should consider before deciding to invest in our common stock. You should carefully read this entire prospectus, the accompanying base prospectus and any free writing prospectus with respect to this offering filed by us with the SEC, including each of the documents incorporated herein or therein by reference, before making an investment decision. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus and in the documents incorporated by reference into this prospectus or the accompanying base prospectus.

Company Overview

Our Business

We are a neurostimulation medical device company focused on the development and commercialization of our neurostimulation technology platform with a broad range of applications for the treatment of various disorders through stimulation of tissues associated with the nervous system. Our neurostimulation technology platform has the potential to provide treatment to patients in several established neurostimulation markets, including spinal cord stimulation, sacral neuromodulation, deep brain stimulation, and other emerging neurostimulation markets.

Corporate Information

Our principal executive offices are located at 5830 Granite Parkway, Suite 1100, Plano, Texas 75024, and our telephone number is (844) 727-7897. Our website address is www.nuvectramed.com. Information contained on, or accessible through, our website is not part of this prospectus. Our common stock is traded on the Nasdaq Global Market under the symbol “NVTR.” Our transfer agent and registrar is Computershare Trust Company, N.A.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and are eligible to take advantage of certain exemptions from various reporting requirements applicable to public companies that are not emerging growth companies. These include, but are not limited to, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, (ii) an exception from compliance with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, and (iii) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we have chosen to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We would cease to be an emerging growth company upon the first to occur of (i) December 31, 2021, which is the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement filed under the Securities Act; (ii) the last day of the first fiscal year in which our total annual gross revenue exceeds $1.07 billion (as indexed for inflation); (iii) the date on which we become a “large accelerated filer,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter; and (iv) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

THE OFFERING

Securities to be offered by us	Shares of our common stock having an aggregate offering price of up to $25.0 million

Manner of offering	“At the market” offering, in which shares may be sold from time to time through our sales agent, Piper Jaffray. See the “Plan of Distribution” section of this prospectus.

Use of proceeds

We intend to use the net proceeds from this offering for general corporate purposes, which may include expansion or retention of the Company’s employee base and sales force, research and development, capital expenditures and funding our operations and working capital needs. See the “Use of Proceeds” section of this prospectus.

Risk factors

Investing in our common stock involves risk. Before deciding to invest in shares of our common stock, please read and carefully consider the information contained in the “Risk Factors” section of this prospectus, along with the other information included in or incorporated by reference into this prospectus and the accompanying base prospectus.

Nasdaq Global Market symbol	NVTR

RISK FACTORS

Investing in our common stock involves substantial risk. Before you decide whether to purchase our common stock, you should consider carefully all the information contained or incorporated by reference in this prospectus, the accompanying base prospectus and in any free writing prospectus with respect to this offering filed by us with the SEC. In particular, you should consider carefully the risk factors in the “Risk Factors” section of the accompanying base prospectus. You should also carefully consider the risk factors described in the “Risk Factors” section of our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the “Available Information” and “Incorporation of Certain Information by Reference” sections of this prospectus. These risks, and additional risks not known to us or that we currently believe are immaterial, could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment.

We are hereby supplementing the risk factors in the “Risk Factors” section of the accompanying base prospectus by adding the following risk factors:

Risks Related to this Offering

If you purchase our common stock in this offering, you may experience immediate and substantial dilution in your investment.

Because the price per share of our common stock in this offering may be higher than the net tangible book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the “Dilution” section of this prospectus for a more detailed discussion of the dilution that you will incur if you purchase common stock in this offering.

Issuances of shares of common stock or securities convertible into or exercisable for shares of common stock following this offering, as well as the exercise of warrants issued to our lenders, will dilute your ownership interests and may adversely affect the market price of our common stock.

As with any independent publicly-traded company, your percentage ownership in us may be diluted in the future because of equity issuances for acquisitions, capital market transactions (including the follow-on common stock offerings we completed in February 2018 and September 2018), equity incentive awards (including the awards we have granted, and expect to continue to grant, to our directors, officers and employees) or otherwise. In addition, under our credit facility, we have issued warrants to our lenders to purchase a number of shares of our common stock with a notional value equal to 4.5% of the funded amount of such term loan tranches, with all warrants issued at the time of a tranche funding having an exercise price equal to the lower of the average closing price of our common stock for the ten previous days of trading or the closing price of our common stock on the day prior to such tranche funding. If we issue common stock or securities convertible into or exercisable for shares of common stock, or if our lenders exercise the warrants issued under our credit facility, our stockholders will experience dilution and our stock price may decline. In addition, the exercise of outstanding stock options and vesting of restricted stock units may result in further dilution of your investment.

A substantial number of shares may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. As of June 30, 2019, we had (i) 17,885,297 shares of common stock outstanding, (ii) 1,763,004 shares of common stock subject to outstanding awards under The Nuvectra Corporation 2016 Equity Incentive Plan, and (iii) 116,416 shares of common stock issuable upon the exercise of the warrants that we have granted to lenders under our credit facility. All of the above-referenced shares (once issued, if applicable) may be resold into the public market immediately without restriction, except for shares that are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act, which are subject to certain volume and manner of sale restrictions.

We may never pay dividends on our common stock, in which case any returns would be limited to the appreciation of our stock.

We do not currently anticipate declaring or paying any cash dividends for the foreseeable future. Further, our current credit facility prohibits, and any future debt agreements may also prohibit, the payment of cash dividends without the prior written consent of the lenders. Accordingly, any return to stockholders from the purchase of shares of our common stock may be limited to the appreciation of our common stock.

Our leadership team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, funding for operations, research and development, capital expenditures, working capital, acceleration of the Company’s growth, expansion or retention of the Company’s employee base and sales force, repayment or refinancing of indebtedness or payment of other corporate obligations, and investments in existing or future projects. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our leadership team will have broad discretion over the use and investment of the net proceeds of this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our leadership team with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that our stockholders do not desire or that do not improve our operating results or increase the value of your investment. The failure by our leadership team to apply these funds effectively could harm our business. Please see the “Use of Proceeds” section of this prospectus for further information.

An active, liquid and orderly market for our common stock may not be sustained and the trading price of our common stock is volatile.

The trading price of our common stock is highly volatile and is subject to wide fluctuations in response to various factors, some of which are beyond our control. These risk factors include those discussed in this “Risk Factors” section and elsewhere in this prospectus, as well as:

●	our sales results and changes in the size, composition and productivity of our salesforce;

●	results from, or any delays in, clinical trial programs relating to our product candidates, including any additional planned clinical trials for Algovita or Virtis;

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our reliance on each of Integer Holdings Corporation, our exclusive and sole manufacturer and supplier of parts and components for Algovita, and Minnetronix Inc., our sole-source supplier of external peripheral devices;

●

any supply shortages or delays, manufacturing problems or price fluctuations related to Algovita or its components that could impact our inventory supply and inhibit our ability to meet demand as we expand our business;

●	announcements of new products by us or our competitors;

●	adverse actions taken by regulatory agencies with respect to our clinical trials, manufacturing supply chain or sales and marketing activities;

●	recalls of our products;

●	our operating results;

●	our cash-on-hand and overall liquidity;

●	dilution of our common stock resulting from the issuance of additional shares of common stock, preferred stock or securities convertible into additional shares of common stock;

●	changes or developments in laws or regulations applicable to Algovita and our other products;

●	failure to obtain regulatory approval for Virtis in the United States;

●	the success of our efforts to acquire or develop additional products;

●	any intellectual property infringement actions in which we may become involved;

●	announcements concerning our competitors or the medical device industry in general;

●	achievement of expected product sales and profitability;

●	manufacture, supply or distribution shortages;

●	United States Food and Drug Administration or foreign regulatory actions affecting us or our industry or other healthcare reform measures in the United States;

●	government investigations, or legal actions or settlements related to failure to comply with federal or state healthcare laws and regulations;

●	changes in financial estimates or recommendations by securities analysts;

●	trading volume of our common stock;

●	sales of our common stock by us, our executive officers and directors or our stockholders in the future;

●	changes in management and other key personnel;

●

general changes or uncertainty in the political, regulatory, safety or economic conditions in the United States or Europe, including as a result of the current United States presidential administration or the United Kingdom’s vote to leave the European Union;

●	general economic and market conditions and overall fluctuations in the United States equity markets; and

●	the loss of any of our key scientific personnel or executive officers.

In addition, the stock markets in general, and the markets for equity securities of medical device companies in particular, have experienced volatility that may have been unrelated to the operating performance of the issuer. These broad market fluctuations may adversely affect the trading price or liquidity of our common stock. In the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business, which could seriously harm our financial position. Any adverse determination in litigation could also subject us to significant liabilities.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying base prospectus, any free writing prospectus with respect to this offering filed by us with the SEC and other materials we file with the SEC may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as, but not limited to: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “target,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “can,” “continue,” “could,” “should,” “would,” “will,” and similar expressions, or references to future periods. The matters discussed in these forward-looking statements are based on the current plans and expectations of our management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all important factors on our business or the extent to which any factor, or combination of such factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus, the accompanying base prospectus and the documents that we incorporate by reference in each, may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Some of the important factors that could cause actual results to differ from our expectations include regional, national or global political, economic, business, competitive, market and regulatory conditions and the other important factors included in the “Risk Factors” sections of this prospectus and the accompanying base prospectus, as well as in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus, the accompanying base prospectus and the documents that we incorporate by reference in each, whether as a result of any new information, future events, changed circumstances or otherwise.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. In light of these risks, uncertainties and assumptions, the events anticipated by our forward-looking statements may not occur, and you should not place any undue reliance on any of our forward-looking statements. Our forward-looking statements speak only as of the date made.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities that may be offered under this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. For further information about us and our securities, please see the registration statement and our other public filings with the SEC, including our annual, quarterly, and current reports and proxy statements. Our public filings with the SEC are available to the public on the SEC’s Internet website at www.sec.gov. Our Internet website address is www.nuvectramed.com. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in the offering under this prospectus, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus (i) the documents listed below, (ii) any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act following the date of this prospectus and prior to the termination of the offering covered by this prospectus, and (iii) any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, in each case other than information furnished to the SEC (including information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit), which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 4, 2019;

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the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2019 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2018;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 1, 2019;

●

our Current Reports on Form 8-K, filed with the SEC on January 7, 2019 (except for Item 2.02 and Exhibit 99.2), January 29, 2019, February 5, 2019 (as amended on March 1, 2019), March 25, 2019, April 26, 2019, May 16, 2019, May 24, 2019, June 11, 2019, June 18, 2019 and June 28, 2019; and

●

the description of our common stock contained in the sections entitled “The Spin-Off,” “Listing and Trading of our Common Stock,” and “Dividend Policy” in Exhibit 99.1 of our Registration Statement on Form 10 (Registration No. 333-33379), filed with the SEC on July 30, 2015, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus, other than exhibits to any such document not specifically described above. Requests for such documents should be directed to:

Nuvectra Corporation

5830 Granite Parkway, Suite 1100

Plano, Texas 75024

(214) 474-3103

Attention: Corporate Secretary

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully use the equity distribution agreement with Piper Jaffray as a source of financing.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, funding for operations, research and development, capital expenditures, working capital, acceleration of the Company’s growth, expansion or retention of the Company’s employee base and sales force, repayment or refinancing of indebtedness or payment of other corporate obligations, and investments in existing or future projects. Pending their ultimate use, we may invest the net proceeds from this offering in marketable securities and short-term investments.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including our ability to gain access to additional financing. As a result, our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering.

DILUTION

If you invest in our common stock, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share that you will pay in this offering and the as adjusted net tangible book value per share of our common stock after this offering.

Our historical net tangible book value as of March 31, 2019 was $46.1 million, or $2.59 per share, based on 17,792,244 shares of common stock outstanding as of such date. Historical net tangible book value per share represents our total tangible assets (total assets less intangible assets) less total liabilities, divided by 17,792,244 shares of common stock outstanding on March 31, 2019.

After giving effect to the sale of $25.0 million in shares of common stock in this offering at an assumed offering price of $2.83 per share (the last reported sale price of our common stock on the Nasdaq Capital Market on July 9, 2019), after deducting offering commissions and estimated expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2019 would have been approximately $70.2 million, or approximately $2.64 per share. This amount represents an immediate increase in net tangible book value of $0.05 per share to existing stockholders and an immediate dilution in net tangible book value of $0.19 per share to new investors purchasing common stock in this offering.  Dilution per share to new investors is determined by subtracting pro forma net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis:

Assumed offering price per share	$2.83
Historical net tangible book value per share as of March 31, 2019	$2.59
Increase in net tangible book value per share as of March 31, 2019, attributable to new investors purchasing shares in this offering	$0.05
Pro forma as adjusted net tangible book value per share, after giving effect to this offering	$2.64
Dilution per share to new investors purchasing common stock in this offering	$0.19

The table above assumes for illustrative purposes that an aggregate of 8,833,992 shares are sold during the term of the equity distribution agreement with Piper Jaffray at a price of $2.83 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on July 9, 2019, for aggregate gross proceeds of $25.0 million. The shares subject to the equity distribution agreement with Piper Jaffray are being sold from time to time at various prices. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The above table and calculations are based on 17,792,244 shares of our common stock outstanding as of March 31, 2019 and excludes:

●	1,474,189 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2019 at a weighted-average exercise price of $10.70 per share;

●	530,026 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2019;

●	172,949 shares of common stock issuable upon the exercise of warrants granted to lenders under our credit facility outstanding as of March 31, 2019; and

●	259,313 shares of common stock available for future issuance as of March 31, 2019 under The Nuvectra Corporation 2016 Equity Incentive Plan.

To the extent that any awards or warrants are exercised, new awards are issued under our equity incentive plans or we otherwise issue additional shares of common stock in the future at a price less than the public offering price, there may be further dilution to new investors purchasing common stock in this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following summary describes certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income tax and does not address foreign, state or local tax consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances, nor does it address U.S. federal tax consequences other than income tax. Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the United States Internal Revenue Code of 1986, as amended (the “Code”), such as financial institutions, insurance companies, tax-exempt organizations, broker-dealers and traders in securities, U.S. expatriates, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, persons that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment or other risk reduction strategy, persons subject to the alternative minimum tax or Medicare contribution tax, partnerships and other pass-through entities, and investors in such pass-through entities. Such Non-U.S. Holders are urged to consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

The below is based upon the provisions of the Code, and Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

For the purposes of this discussion, a “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock that is neither a U.S. Holder, a partnership (or other entity treated as a partnership for U.S. federal income tax purposes regardless of its place of organization or formation), nor an entity that is treated as a disregarded entity for U.S. federal income tax purposes (regardless of its place of organization or formation). A “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes (a) an individual who is a citizen or resident of the United States, (b) a corporation or other entity treated as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners in such partnerships should consult their tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our common stock.

This summary is for general information only and is not tax advice. Persons considering the purchase of our common stock pursuant to this offering should consult their tax advisors concerning the U.S. federal income tax consequences of acquiring, owning and disposing of our common stock in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences, AS WELL AS U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY APPLICABLE TAX TREATY.

Distributions

Distributions, if any, made on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits. Distributions in excess of our current and accumulated earnings and profits will first be treated as a return of capital to the extent of a Non-U.S. Holder’s adjusted tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock and will be treated as described below under “— Gain on Disposition of Our Common Stock.”

Dividends paid to a Non-U.S. Holder of our common stock that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States generally will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide us with a properly executed applicable IRS Form W-8BEN, IRS Form BEN-E, or other applicable form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. In the case of a Non-U.S. Holder that is an entity, Treasury regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to those holding an interest in that entity. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, such Non-U.S. Holder may be able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that such holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to such agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the graduated rates applicable to United States persons (as defined in the Code), unless a specific treaty exemption applies. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

Gain on Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock unless (a) the gain is effectively connected with a trade or business of such holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that such holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) we are or have been a “United States real property holding corporation” (“USRPHC”) within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or such holder’s holding period.

A Non-U.S. Holder described in (a) above, will generally be required to pay tax on the net gain derived from the sale at the graduated U.S. federal income tax rates applicable to United States persons (unless a specific treaty exemption applies), and corporate Non-U.S. Holders described in (a) above may be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Holder described in (b) above, will be required to pay a flat 30% tax (or a lower applicable tax treaty rate) on the gain derived from the sale, which gain may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States).

In general, a U.S. corporation generally is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. Even if we are treated as a USRPHC, gain realized by a Non-U.S. Holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly and constructively, no more than five percent of our common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the holder’s holding period and (2) our common stock is regularly traded on an established securities market. If the foregoing exception does not apply, and if we are or were to become a USRPHC, a purchaser may be required to withhold 15% of the proceeds payable to a Non-U.S. Holder from a sale or other taxable disposition of our common stock and such Non-U.S. Holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to United States persons.

Information Reporting Requirements and Backup Withholding

Generally, payors must report information to the IRS with respect to any dividends paid including the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed applicable IRS Form W-8 (provided that the payor does not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise establishes an exemption.

Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or foreign, except that information reporting and such requirements may be avoided if the holder provides a properly executed applicable IRS Form W-8 or otherwise meets documentary evidence requirements for establishing Non-U.S. Holder status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a United States person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. Any amounts of tax withheld under the backup withholding rules may be allowed as a refund or credit against the tax liability of persons subject to backup withholding, provided that the required information is timely furnished to the IRS.

FATCA

The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% withholding tax on certain types of payments made to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) unless certain due diligence, reporting, withholding and certification requirements are satisfied.

As a general matter, FATCA imposes a 30% withholding tax on dividends on our common stock if paid to a foreign entity unless: (a) the foreign entity is a “foreign financial institution” that undertakes specified due diligence, reporting, withholding and certification obligations or, in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such an agreement; (b) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors; or (c) the foreign entity otherwise is exempted under FATCA.

An intergovernmental agreement between the United States and an applicable non-U.S. government may modify these rules. Withholding is required with respect to dividends on our common stock under the circumstances described above.

If withholding is imposed under FATCA on a payment related to our common stock, a beneficial owner that is not a foreign financial institution and that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally may obtain a refund from the IRS by filing a U.S. federal income tax return (which may entail significant administrative burden).

Proposed U.S. Treasury regulations issued under FATCA in December 2018 provide that no withholding tax under FATCA will be imposed with respect to payments of gross proceeds from the sale or other disposition of our common stock. Although these proposed regulations have not yet been finalized, taxpayers may rely on the proposed regulations until final regulations are issued.

Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with Piper Jaffray as our sales agent, which we filed as an exhibit to our registration statement on Form S-3 of which this prospectus forms a part. Piper Jaffray will use commercially reasonable efforts to sell on our behalf all of the shares of our common stock requested to be sold by us, consistent with its normal trading and sales practices, under the terms and subject to the conditions set forth in the equity distribution agreement. We may instruct Piper Jaffray not to sell our common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or Piper Jaffray may suspend the offering of our common stock upon proper notice and subject to other conditions, as further described in the equity distribution agreement.

Piper Jaffray may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through The Nasdaq Global Market or on any other existing trading market for our common stock. Piper Jaffray will provide written confirmation to us following the close of trading on the Nasdaq Global Market each day in which our common stock is sold under the equity distribution agreement. Each such confirmation will include the number of shares of our common stock sold on such day, the net proceeds to us and the compensation payable by us to Piper Jaffray in connection with the sales of our common stock.

We will pay Piper Jaffray commissions for its services in acting as agent and/or principal in the sale of our common stock. Piper Jaffray will be entitled to compensation in an amount equal to 3.0% of the gross sales price of all common stock sold through it as agent under the equity distribution agreement. We have also agreed to reimburse Piper Jaffray for out-of-pocket reasonable fees and disbursements of its legal counsel, in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation payable to Piper Jaffray under the terms of the equity distribution agreement, will be approximately $125,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Piper Jaffray in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of common stock sold through Piper Jaffray, as sales agent, under the equity distribution agreement, the net proceeds to us and the compensation paid by us to Piper Jaffray in connection with the sales of common stock.

Piper Jaffray and its affiliates have provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for us from time to time for which they have received, and may in the future receive, customary fees and expenses. Piper Jaffray and its affiliates may, from time to time, engage in other transactions with and perform services for us in the ordinary course of their business.

In connection with the sale of the common stock on our behalf, Piper Jaffray may, and will with respect to sales effected in an “at- the-market” equity offering, be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Piper Jaffray may be deemed to be underwriting commissions or discounts. We have agreed to indemnify Piper Jaffray against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that Piper Jaffray may be required to make because of those liabilities.

The offering of shares of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of all common stock subject to the equity distribution agreement or (ii) termination of the equity distribution agreement. The equity distribution agreement may be terminated by us at any time upon ten days’ prior written notice and by Piper Jaffray at any time upon written notice.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Dorsey & Whitney LLP, Dallas, Texas. O’Melveny & Myers LLP, San Francisco, California is acting as counsel for Piper Jaffray in connection with this offering.

Except as disclosed herein, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

NUVECTRA CORPORATION

Up to $25,000,000 in Common Stock

PIPER JAFFRAY

          , 2019

PART II

Information not Required in Prospectus

Item 14.     Other Expenses of Issuance and Distribution

The fees and expenses, other than underwriting discounts and commission, payable by us in connection with the issuance and distribution of the offered securities as follows:

SEC registration fee		$12,120**
Accounting fees and expenses*		*
Legal fees and expenses*		*
FINRA fees		15,500
Printing expenses*		*
Miscellaneous fees and expenses*		*
Total*	$	*

_______

* Expenses are presently not known and cannot be estimated at this time.

** We have an existing credit of $602.86 in connection with unsold securities our registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on October 5, 2017 (No. 333-220834), which credit will be offset against this registration fee pursuant to Rule 457(p) under the Securities Act of 1933, as amended (the “Securities Act”), resulting in net registration fee of $11,517.14 due by us in connection with this registration statement.

Item 15.     Indemnification of Directors and Officers

Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). The DGCL, however, prohibits our certificate of incorporation from limiting the liability of our directors for the following:

●	any breach of the director’s duty of loyalty to us or to our stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

●	any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under the DGCL. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.

In addition to the indemnification required in our certificate of incorporation and bylaws, we have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of Nuvectra by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of Nuvectra, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification, including any determination that any such indemnification by us is against public policy as expressed in the Securities Act. We believe that these provisions in our certificate of incorporation and bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

We maintain general liability insurance covering certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not we would have the power to indemnify such person against such liability under the DGCL or the provisions of our certificate of incorporation or bylaws.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

The foregoing discussion of Delaware General Corporation Law and our certificate of incorporation and bylaws is not intended to be exhaustive and is qualified in its entirety by reference to such statute and such certificate of incorporation and bylaws filed with the SEC and included as exhibits to this registration statement.

Item 16.	Exhibits

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement

1.2	**	Equity Distribution Agreement, dated as of July 12, 2019, between Nuvectra Corporation and Piper Jaffray & Co.

4.1		Certificate of Incorporation of Nuvectra Corporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, as filed with the SEC on March 18, 2016)

4.2		Bylaws of Nuvectra Corporation (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K, as filed with the SEC on March 18, 2016)

4.3	*	Form of Preferred Stock Certificate

4.4	*	Form of Certificate of Designations

4.5	**	Form of Senior Indenture

4.6	**	Form of Subordinated Indenture

4.7	*	Form of Senior Note

4.8	*	Form of Subordinated Note

4.9	*	Form of Deposit Agreement for Depositary Shares

4.10	*	Form of Depositary Receipt for Depositary Shares

4.11	*	Form of Warrant Agreement

4.12	*	Form of Warrant Certificate

4.13	*	Form of Rights Agent Agreement or Subscription Agreement

4.14	*	Form of Rights Certificate

4.15	*	Form of Purchase Contract

4.16	*	Form of Unit Agreement

4.17	*	Form of Unit Certificate

5.1	**	Opinion of Melissa G. Beare, Executive Vice President, General Counsel and Corporate Secretary

5.2	**	Opinion of Dorsey & Whitney LLP

23.1	**	Consent of Melissa G. Beare, Executive Vice President, General Counsel and Corporate Secretary (included in Exhibit 5.1)

23.2	**	Consent of Dorsey & Whitney LLP (included in Exhibit 5.2)

23.3	**	Consent of Deloitte & Touche LLP

24.1	**	Power of Attorney (included on signature pages)

25.1	***	Form T-1 Statement of Eligibility and Qualification respecting the Indenture and the Subordinated Indenture

* To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

** Filed herewith.

*** To be filed separately under the electronic form type 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.     Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that subparagraphs (1)(i), (1)(ii), and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act , each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x)for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7)	That:

(i)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

If and when applicable, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on July 12, 2019.

NUVECTRA CORPORATION

By: Name: Title:	/s/ Jennifer J. Kosharek Jennifer J. Kosharek Vice President, Controller, Principal Accounting Officer and Interim Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Fred B. Parks, Melissa G. Beare and Jennifer J. Kosharek, and each of them, with full power to act without the other, as attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective amendments, post-effective amendments and prospectus supplements) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Fred B. Parks	Chief Executive Officer and Director (Principal Executive Officer)	July 12, 2019
Fred B. Parks

/s/ Jennifer J. Kosharek	Vice President, Controller, Principal Accounting Officer and Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 12, 2019
Jennifer J. Kosharek

/s/ Anthony P. Bihl, III	Chairman of the Board	July 12, 2019
Anthony P. Bihl, III

/s/ Christopher G. Chavez	Director	July 12, 2019
Christopher G. Chavez

/s/ Kenneth G. Hawari	Director	July 12, 2019
Kenneth G. Hawari

/s/ David D. Johnson	Director	July 12, 2019
David D. Johnson

/s/ Jane J. Song	Director	July 12, 2019
Jane J. Song

/s/ Jon T. Tremmel	Director	July 12, 2019
Jon T. Tremmel

/s/ Thomas E. Zelibor	Director	July 12, 2019
Thomas E. Zelibor

INDEX TO EXHIBITS

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement

1.2	**	Equity Distribution Agreement, dated as of July 12, 2019, between Nuvectra Corporation and Piper Jaffray & Co.

4.1		Certificate of Incorporation of Nuvectra Corporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, as filed with the SEC on March 18, 2016)

4.2		Bylaws of Nuvectra Corporation (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K, as filed with the SEC on March 18, 2016)

4.3	*	Form of Preferred Stock Certificate

4.4	*	Form of Certificate of Designations

4.5	**	Form of Senior Indenture

4.6	**	Form of Subordinated Indenture

4.7	*	Form of Senior Note

4.8	*	Form of Subordinated Note

4.9	*	Form of Deposit Agreement for Depositary Shares

4.10	*	Form of Depositary Receipt for Depositary Shares

4.11	*	Form of Warrant Agreement

4.12	*	Form of Warrant Certificate

4.13	*	Form of Rights Agent Agreement or Subscription Agreement

4.14	*	Form of Rights Certificate

4.15	*	Form of Purchase Contract

4.16	*	Form of Unit Agreement

4.17	*	Form of Unit Certificate

5.1	**	Opinion of Melissa G. Beare, Executive Vice President, General Counsel and Corporate Secretary

5.2	**	Opinion of Dorsey & Whitney LLP

23.1	**	Consent of Melissa G. Beare, Executive Vice President, General Counsel and Corporate Secretary (included in Exhibit 5.1)

23.2	**	Consent of Dorsey & Whitney LLP (included in Exhibit 5.2)

23.3	**	Consent of Deloitte & Touche LLP

24.1	**	Power of Attorney (included on signature pages)

25.1	***	Form T-1 Statement of Eligibility and Qualification respecting the Indenture and the Subordinated Indenture

* To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

** Filed herewith.

*** To be filed separately under the electronic form type 305(b)(2) of the Trust Indenture Act of 1939, as amended.